SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 12, 2012

(December 11, 2012)

Date of Report

(Date of earliest event reported)

AUTOZONE, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-10714	62-1482048
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 South Front Street

Memphis, Tennessee 38103

(Address of principal executive offices) (Zip Code)

(901) 495-6500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Executive Deferred Compensation Plan. On December 11, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of AutoZone, Inc. (the “Company” or “AutoZone”) approved the Third Amendment to the AutoZone, Inc. Executive Deferred Compensation Plan (“Deferred Compensation Plan”). The Third Amendment is attached as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

The Third Amendment permits future compensation deferral elections up to 25% of base salary for a year and up to 75% of the amount of a bonus payable with respect to the year. Subject to the overall 75% limit on bonus deferrals, bonus deferral elections may also provide for (i) deferral of a percentage of the amount of the bonus that exceeds a specified dollar amount, or (ii) deferral of a percentage of the amount of the bonus in excess of the participant’s target bonus amount for the year. With respect to compensation deferrals for future years (i.e., beginning with plan year 2013 deferrals), an election for installment payments will be limited to a maximum of a five (5) year installment payment period.

The Third Amendment also added certain cashout rules, including a discretionary cashout (as determined by the Administrative Committee) of balances that do not exceed the annual pre-tax contribution limit applicable to 401(k) plans, which applies with respect to all Plan benefits that are subject to Code Section 409A; and mandatory cashouts that apply only with respect to account balances attributable to 2013 and later plan years’ deferrals and contributions. Under these Plan terms, installment distributions would be accelerated and cashed out as follows: (i) accounts less than $25,000 payable at the end of a deferral period; (ii) accounts less than $50,000 payable upon retirement; and (iii) accounts less than $100,000 at a participant’s death.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	AutoZone’s Annual Meeting of Stockholders was held on December 12, 2012.

(b)	The stockholders took the following actions at the annual meeting:

Proposal 1: The stockholders elected eight directors, each of whom will hold office until the Annual Meeting of Stockholders to be held in 2013 and until his or her successor is duly elected and qualified. Each director received more votes cast “for” than votes cast “against” his or her election. The tabulation of votes with respect to each nominee for director was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Sue E. Gove	31,127,670	134,103	29,790	1,291,848
Earl G. Graves, Jr.	30,942,121	319,154	30,288	1,291,848
Enderson Guimaraes	31,213,504	48,279	29,780	1,291,848
J. R. Hyde, III	31,080,158	182,525	28,880	1,291,848
W. Andrew McKenna	30,973,805	287,103	30,655	1,291,848
George R. Mrkonic, Jr.	30,924,211	337,493	29,859	1,291,848
Luis P. Nieto	31,128,318	133,318	29,927	1,291,848
William C. Rhodes, III	30,543,852	714,667	33,044	1,291,848

Proposal 2: The Audit Committee’s designation of Ernst & Young LLP as AutoZone’s independent registered public accounting firm for the fiscal year ending August 31, 2013 was ratified by the stockholders. The tabulation of votes on this matter was as follows:

32,223,443 votes for
324,339 votes against
35,629 abstentions

There were no broker non-votes for this item.

Proposal 3: The compensation of AutoZone’s named executive officers was approved, on an advisory basis, by stockholders. The tabulation of votes on this matter was as follows:

30,771,980 votes for
479,375 votes against
40,143 abstentions
1,291,913 broker non-votes

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed with this Current Report pursuant to Item 5.02:

(d)	Exhibits

10.1	Third Amendment to the AutoZone, Inc. Executive Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

By:	/s/ Harry L. Goldsmith
Harry L. Goldsmith
Executive Vice President, General Counsel and Secretary

Dated: December 12, 2012

EXHIBIT INDEX

10.1	Third Amendment to the AutoZone, Inc. Executive Deferred Compensation Plan.